ABBOTT DIAGNOSTICS DIVISION
                             DISCLOSURE AGREEMENT-IN

In discussions between Abbott Laboratories and its affiliates (collectively "Abbott") and the undersigned party ("Participant"), Participant wishes to protect certain confidential information of Participant, including but not limited to written, oral or visually presented information and such items as electronic media products, equipment, compositions and the like (hereafter collectively referred to as "Information"). Participant is willing to disclose Information to Abbott, and Abbott is willing to receive it in confidence. Therefore, Abbott and Participant, intending to be legally bound, agree that:

1.   The parties' representatives for disclosing or receiving information are:

     For Abbott:  Jerry Henslee

     For Participant:  Thomas Coughlin, Jr. MD

2. Information provided hereunder is described as: Technical information on Lexon's assay and reagents for detecting Ebaf as well as related clinical data and patent information pertaining to Ebaf.

3. The existence of and the relationship created under this Agreement is confidential and shall be treated as Information pursuant to the terms of this Agreement.

4. The time period for Participant to provide Information to Abbott hereunder shall begin June 21, 1999 and end June 20, 2000 ("Disclosure Period"). Abbott's obligations of non-disclosure under paragraphs 5 through 9 shall terminate on June 21, 2005.

5. Abbott shall not disclose or use Information, or allow it to be used, for its own benefit or the benefit of others, and shall protect Information by using the same degree of care, but no less than a reasonable degree of care, as Abbott uses to protect its own confidential information.

6. Abbott's duties under paragraphs 5 and 8 of this Agreement shall apply only to Information that is: (a) disclosed by Participant in writing and marked to indicate it is confidential at the time of disclosure; or (b) disclosed by Participant in any other manner and indicated to be confidential at the time of disclosure and thereafter is summarized in a written memorandum, marked to indicate it is confidential and delivered to Abbott's representative named in paragraph 1 within thirty (3)) days of disclosure; of (c) disclosed in the form of tangible products or materials transmitted to Abbott with an accompanying written memorandum.

7. This Agreement imposes no obligation upon Abbott with respect to Information that: (a) was in Abbott's possession Before receipt from Participant; or (b) is or becomes available to the public through no fault of Abbott; or (c) is received in good faith by Abbott from a third party and is not subject to an obligation of confidentiality owed to the third party; of (d) is independently developed by Abbott without reference to Information received hereunder.

8. In the event that Abbott is required by judicial or administrative process to disclose Information, Abbott shall promptly notify participant and allow Participant a reasonable time to oppose such process.

9. Abbott shall return all Information received from Participant at the request of Participant except that Abbott may retain in its confidential files one copy of written Information for record purposes only.

10.  Participant   warrants  or  represents  that  it  has  the  right  to  make disclosures under this Agreement.

11. Neither party shall acquire any license under intellectual property rights of the other party pursuant to this Agreement.

12. Neither party has an obligation pursuant to this Agreement to purchase any service or item from the other party.

13. The parties do not intend that any agency or partnership relationship be created by this Agreement.

14. All additions or modifications to this Agreement, including any attachment referred to in paragraph 16, must be made in writing and executed by both parties.

15. This Agreement is to be executed in duplicate. Please return one fully executed copy to: Technology Acquisitions, D-9RK AP6C, Abbott Laboratories, 100 Abbott Park Road, Abbott Park, IL 60064-6094.

16.  Attachment X No ____Yes If Yes, number of pages ____.

Very truly yours,                             AGREED AND ACCEPTED:

ABBOTT LABORATORIES                           PARTICIPANT

By /s/ JAMES J. KOZIARZ        Company Name   Lexon, Inc.
James J. Koziarz, Ph.D.             Address   8908 South Yale, Suite 409
Corporate Vice President     City-State-Zip   Tulsa, OK  74137-3545
Diagnostic Products
Research and Development         Authorized
                                  Signature   /s/ FREDERICK K. SLICKER
Date 6/22/99                   Printed Name   Frederick K. Slicker
                                      Title   Vice President and General Counsel
                                       Date   6/29/99